 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

DELANCO BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

 (Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of Delanco Bancorp, Inc. (the “Company”) was held on August 28, 2014. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
For a term of three years:
James E. Igo	420,921	56,880	366,617
Renee C. Vidal	422,236	55,565	366,617

2.

The ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accountants for the fiscal year ending March 31, 2015 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN

809,043	11,275	24,100

There were no broker non-votes on the proposal.

3.	The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

368,376	86,847	22,578

There were 366,617 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: September 4, 2014	By:	/s/ James E. Igo
James E. Igo
Chairman, President and Chief Executive Officer